MUTUAL FUND AND VARIABLE INSURANCE TRUST

AMENDED MULTIPLE CLASS PLAN

March 26, 2024

Fund	Shares Offered	Effective Date
Rational Equity Armor Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006
	Class T Shares	January 20, 2017
Rational Tactical Return Fund
	Class A Shares	April 30, 2007
	Institutional Shares	April 30, 2007
	Class C Shares	February 26, 2016
	Class T Shares	January 20, 2017
Rational Dynamic Brands Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006
	Class T Shares	January 20, 2017
Rational Strategic Allocation Fund
	Class A Shares	June 15, 2009
	Class C Shares	February 26, 2016
	Institutional Shares	February 26, 2016
	Class T Shares	January 20, 2017
Rational/Resolve Adaptive Allocation Fund
	Class A Shares	May 26, 2016
	Class C Shares	May 26, 2016
	Institutional Shares	May 26, 2016
	Class T Shares	January 20, 2017

Rational Special Situations Income Fund	Class A Shares	March 22, 2019
	Class C Shares	March 22, 2019
	Institutional Shares	March 22, 2019

Rational/Pier 88 Convertible Securities Fund	Class A Shares	June 24, 2019
	Class C Shares	June 24, 2019
	Institutional Shares	June 24, 2019

Rational Real Assets Fund	Class A Shares	June 18, 2021
	Class C Shares	June 18, 2021
	Institutional Shares	June 18, 2021

Rational/RGN Hedged Equity Fund	Class A Shares	March 26, 2024
	Class C Shares	March 26, 2024
	Institutional Shares	March 26, 2024

WITNESS the due execution hereof this.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By:	/s/ Michael Schoonover
Name:	Michael Schoonover
Title:	President